 Exhibit 99.10(a)

EVERSHEDS SUTHERLAND (US) LLP

THOMAS E. BISSET
DIRECT LINE: 202.383.0118
E-mail: ThomasBisset@eversheds-sutherland.com

November 24, 2020

VIA EDGAR

Board of Directors
Protective Life Insurance Company 2801 Highway 280 South
Birmingham, AL 35223

Re:

Schwab Genesis Variable Annuity NY Pre-Effective Amendment No. 1

Directors:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of the Registration Statement on Form N-4 (File No. 333-240193) by Protective Life and Annuity Insurance Company and PLAIC Variable Annuity Account S with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

Eversheds Sutherland (US) LLP

By:  /s/ Thomas E. Bisset
                                           Thomas E. Bisset

144772.14